Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Money Market Portfolio, of our report dated April 12, 2005, and Consumer Industries Portfolio, Food and Agriculture Portfolio, Leisure Portfolio, Multimedia Portfolio, Retailing Portfolio, Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, Pharmaceuticals Portfolio, Energy Portfolio, Energy Service Portfolio, Gold Portfolio, Natural Gas Portfolio, Natural Resources Portfolio, Paper and Forest Products Portfolio, Telecommunications Portfolio, Utilities Growth Portfolio, Wireless Portfolio, of our reports dated April 14, 2005, and Air Transportation Portfolio, Automotive Portfolio, Chemicals Portfolio, Construction and Housing Portfolio, Cyclical Industries Portfolio, Defense and Aerospace Portfolio, Environmental Portfolio, Industrial Equipment Portfolio, Industrial Materials Portfolio, Transportation Portfolio, Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Home Finance Portfolio, Insurance Portfolio, Business Services and Outsourcing Portfolio, Computers Portfolio, Developing Communications Portfolio, Electronics Portfolio, Networking and Infrastructure Portfolio, Software and Computer Services Portfolio, Technology Portfolio, of our reports dated April 18, 2005 on the financial statements and financial highlights included in the February 28, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2005